EXHIBIT 99.1

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2018 Operational and Financial Results

•	Fourth Quarter net income of $68 million, or $1.51 per diluted share, and full year 2018 net income of $236 million, or $5.24 per diluted share

•	2018 adjusted EBITDA of $547 million, a three-fold increase from 2017

•	After tax return on invested capital (ROIC) of 35% in 2018

•	Returned $11 million of cash to stockholders through dividends

OKLAHOMA CITY, OKLAHOMA, March 14, 2019 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2018.

Financial Highlights for the Fourth Quarter and Full Year 2018:

Total revenue was $278.2 million for the three months ended December 31, 2018, down 28% sequentially from $384.0 million for the three months ended September 30, 2018 and down 25% from $369.0 million for the three months ended December 31, 2017. Total revenue was $1.7 billion for the year ended December 31, 2018, a 144% increase from $691.5 million for the year ended December 31, 2017.

Net income for the three months ended December 31, 2018 was $68.2 million, or $1.51 per fully diluted share, a $1.2 million decrease from $69.5 million, or $1.54 per fully diluted share, for the three months ended September 30, 2018 and an increase of $2.3 million from $65.9 million, or $1.48 per fully diluted share, for the three months ended December 31, 2017. Net income was $236.0 million, or $5.24 per fully diluted share, for the year ended December 31, 2018, a 300% increase from $59.0 million, or $1.42 per fully diluted share, for the year ended December 31, 2017.

Adjusted EBITDA (as defined and reconciled below) was $84.3 million for the three months ended December 31, 2018, a $99.3 million decrease from $183.6 million for the three months ended September 30, 2018 and a $26.2 million decline from $110.5 million for the three months ended December 31, 2017. Adjusted EBITDA was $547.3 million for the year ended December 31, 2018, a 231% increase from $165.3 million for the year ended December 31, 2017.

Arty Straehla, Mammoth's Chief Executive Officer, stated, "2018 was another strong year for Mammoth as we posted record levels of total revenue, net income and adjusted EBITDA. In addition, we strategically invested in high margin businesses, returned $11 million to stockholders through dividends and positioned ourselves to take advantage of M&A opportunities. Since going public in late 2016, adjusted EBITDA has grown more than 12 times to $547 million in 2018 from $41 million in 2016. Despite continuing volatility in commodity prices and reductions in capital expenditure budgets at many of our customers, oilfield activity levels have been improving so far in 2019 from the levels experienced in the fourth quarter of 2018. Our six frac fleets have experienced full utilization since late January and demand and pricing for our sand is getting stronger."

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $159.6 million for the three months ended December 31, 2018, a 33% decrease from $237.1 million for the three months ended September 30, 2018 and a 24% decrease from $209.2 million the three months ended December 31, 2017. During the fourth quarter of 2018, our staffing levels in Puerto Rico generally ranged from 475 to 550, dropping to approximately 130 at year end for a period of three days due to the holidays.

The infrastructure segment contributed revenues of $1.1 billion for the year ended December 31, 2018, a 382% increase from $224.4 million for the year ended December 31, 2017.

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $72.8 million on 1,164 stages for the three months ended December 31, 2018, a 23% decrease from $94.2 million on 1,594 stages for the three months ended September 30, 2018 and a 35% decrease from $111.9 million on 1,375 stages for the three months ended December 31, 2017.

The pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $369.5 million for the year ended December 31, 2018, a 32% increase from $279.4 million for the year ended December 31, 2017. During 2018, Mammoth’s pressure pumping division completed a total of 6,245 stages, an increase of 22% from 2017.

An average of 3.7 fleets remained active throughout the fourth quarter of 2018.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $27.4 million for the three months ended December 31, 2018, a 26% decrease from $37.0 million for the three months ended September 30, 2018 and a 38% decrease from $43.9 million for the three months ended December 31, 2017. The Company sold 569,195 tons of sand during the three months ended December 31, 2018, a 5% decrease from 598,438 during the three months ended September 30, 2018 and a 5% decrease from 600,182 during the three months ended December 31, 2017.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $168.3 million for the year ended December 31, 2018, a 44% increase from $117.0 million for the year ended December 31, 2017. The Company sold 2.7 million tons of sand during the year ended December 31, 2018, a 59% increase from 1.7 million during the year ended December 31, 2017.

During 2018, Mammoth's total sand processing capacity increased to approximately 4.4 million tons per year. Due to market conditions, our Muskie facility was temporarily idled during the third quarter of 2018 and continues to be idled. The Company's average production costs were approximately $12 per ton during the fourth quarter of 2018.

Other Services

Mammoth's other services, including contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $38.8 million for the three months ended December 31, 2018, a 9% increase from $35.7 million for the three months ended September 30, 2018 and a 34% increase from $28.9 million for the three months ended December 31, 2017.

The Company's other services contributed revenues (inclusive of inter-segment revenues) of $149.9 million for the year ended December 31, 2018, a 47% increase from $102.2 million for the year ended December 31, 2017.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses were $14.8 million for the three months ended December 31, 2018, compared to a credit of $45.3 million for the three months ended September 30, 2018 and $27.4 million for the three months ended December 31, 2017.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Cash expenses:
Compensation and benefits	$9,409	$6,364	$14,864	$42,950	$15,322
Professional services	3,018	2,690	3,267	11,854	7,765
Other(a)	1,475	1,802	3,701	10,718	7,503
Total cash SG&A expense	13,902	10,856	21,832	65,522	30,590
Non-cash expenses:
Bad debt provision(b)	(34)	16,020	(68,333)	(14,578)	16,098
Equity based compensation(c)	—	—	—	17,487	—
Stock based compensation	915	550	1,177	4,666	3,198
Total non-cash SG&A expense	881	16,570	(67,156)	7,575	19,296
Total SG&A expense	$14,783	$27,426	$(45,324)	$73,097	$49,886

a.	Includes travel-related costs, IT expenses, rent, utilities and other general and administrative-related costs.

b.
During the three months ended September 30, 2018, the Company received payment for amounts previously reserved in 2017. As a result, during the three months ended September 30, 2018, the Company reversed bad debt expense of $16.0 million recognized in 2017 and $53.6 million recognized in the first half of 2018. The Company expects to receive payment for the 2018 amounts once the Company files its 2018 Puerto Rico tax return and pays any taxes due as calculated by the return. The Company expects that the Puerto Rico 2018 tax return will be filed in mid-2019.

c.	Represents compensation expense for non-employee awards, which were issued and are payable by certain affiliates of Wexford (the sponsor level).

SG&A expenses, as a percentage of total revenue, were 5% for the three months ended December 31, 2018 compared to (12%) for the three months ended September 30, 2018 and 7% for the three months ended December 31, 2017. Excluding bad debt expenses, SG&A expenses as a percentage of total revenue were 5% for the three months ended December 31, 2018, compared to 6% for the three months ended September 30, 2018 and 3% for the three months ended December 31, 2017.

Income Tax Expense

During the fourth quarter of 2018, the Company recognized a tax benefit of $21.0 million related to a change in the mix of earnings between our United States and Puerto Rico operations as compared to the three months ended September 30, 2018. For the full year of 2018, the Company’s effective tax rate was 39%.

Liquidity

On October 19, 2018, Mammoth entered into an amended and restated five-year asset backed revolving credit facility led by PNC Capital Markets with a maximum revolving advance amount at closing of $185 million and the potential to increase the facility by up to an additional $165 million.

As of December 31, 2018, Mammoth had cash on hand totaling $67.6 million and no borrowings outstanding under its revolving credit facility. As of December 31, 2018, the Company had approximately $175.8 of available borrowing capacity under its revolving credit facility, after giving effect to $8.4 million of outstanding letters of credit, resulting in total liquidity of approximately $243.4 million. On March 13, 2019, the Company borrowed $82.0 million under its revolving credit facility for 2018 Puerto Rico income taxes to be paid on March 15, 2019. Pursuant to the terms of its original contract with the Puerto Rico Electric Power Authority, or PREPA, once the Company's 2018 Puerto Rico income taxes are paid and the applicable returns are filed the Company is entitled to receive payment from PREPA of $44.8 million related to a contractual income tax provision.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Infrastructure services(a)	$22,409	$8,131	$21,737	$100,701	$20,144
Pressure pumping services(b)	9,632	12,870	8,042	33,774	85,853
Natural sand proppant services(c)	2,132	8,478	3,145	17,935	16,376
Other(d)	8,240	2,100	7,821	39,533	11,480
Total capital expenditures	$42,413	$31,579	$40,745	$191,943	$133,853

a.	Capital expenditures primarily for truck, tooling and equipment purchases for new infrastructure crews for periods presented.

b.	Capital expenditures primarily for pressure pumping equipment, including three new fleets, for 2017 and various pressure pumping and water transfer equipment for 2018.

c.	Capital expenditures primarily for the upgrade and expansion of our plants for 2018 and plant upgrades for 2017.

d.	Capital expenditures primarily for equipment for our equipment rental and crude hauling businesses for 2018 and upgrades to our rig fleet and purchase of other equipment for 2017.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report to be filed on Form 10-K with the Securities and Exchange Commission ("SEC"), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on its assessment of Financial Accounting Standards Board guidance at December 31, 2018, the Company identified three reportable segments: infrastructure services, pressure pumping services and natural sand proppant services. For the year ended December 31, 2017, the Company identified four reportable segments consisting of infrastructure services, pressure pumping services, natural sand proppant services and contract land and directional drilling services. The Company changed its reportable segment presentation in 2018, as it determined based upon both a quantitative and qualitative basis that the contract land and directional drilling services segment, which previously included Bison Drilling and Field Services LLC, Bison Trucking LLC, Panther Drilling Systems LLC, Mako Acquisitions LLC and White Wing Tubular LLC, is not of continuing significance. The Company now includes the results of the entities previously included in the contract land and directional drilling services segment in its reconciling column titled "All Other" in the tables below. The financial results by segment below for the three months ended September 30, 2018 and the three months and year ended December 31, 2017 have been retroactively adjusted to reflect this change in reportable segments.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"), (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Friday, March 15, 2019 at 10:00 a.m. CDT (11:00 am EDT) to discuss its fourth quarter and full year 2018 financial and operational results. The telephone number to access the conference call is

844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 1357129. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented company serving both the oil and gas and the electric utility industries in North America and US territories. Mammoth's subsidiaries provide a diversified set of drilling and completion services to the exploration and production industry including pressure pumping, coil tubing, natural sand and proppant services as well as trucking, drilling, cementing, water transfer among others. In addition, its infrastructure division provides transmission, distribution and logistics services to various public and private owned utilities throughout the US and Puerto Rico.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; risks relating to economic conditions; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2018	2017
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$67,625	$5,637
Accounts receivable, net	337,460	243,746
Receivables from related parties	11,164	33,788
Inventories	21,302	17,814
Prepaid expenses	11,317	12,552
Other current assets	688	886
Total current assets	449,556	314,423

Property, plant and equipment, net	436,699	351,017
Sand reserves	71,708	74,769
Intangible assets, net - customer relationships	1,711	9,623
Intangible assets, net - trade names	6,045	6,516
Goodwill	101,245	99,811
Deferred income tax asset	—	6,739
Other non-current assets	6,127	4,345
Total assets	$1,073,091	$867,243
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$68,843	$141,306
Payables to related parties	370	1,378
Accrued expenses and other current liabilities	59,652	40,895
Income taxes payable	104,958	36,409
Total current liabilities	233,823	219,988

Long-term debt	—	99,900
Deferred income tax liabilities	79,309	34,147
Asset retirement obligation	3,164	2,123
Other liabilities	2,743	3,289
Total liabilities	319,039	359,447

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,876,649 and 44,589,306 issued and outstanding at December 31, 2018 and 2017	449	446
Additional paid in capital	530,919	508,010
Retained earnings	226,765	2,001
Accumulated other comprehensive loss	(4,081)	(2,661)
Total equity	754,052	507,796
Total liabilities and equity	$1,073,091	$867,243

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
	(in thousands, except per share amounts)
REVENUE
Services revenue	$260,513	$315,545	$346,368	$1,471,085	$435,409
Services revenue - related parties	9,551	31,639	18,933	118,183	166,064
Product revenue	8,063	18,024	14,955	75,766	47,067
Product revenue - related parties	71	3,755	3,787	25,050	42,956
Total revenue	278,198	368,963	384,043	1,690,084	691,496

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $26,999, $25,044 and $27,810, respectively, for the three months ended December 31, 2018, December 31, 2017 and September 30, 2018 and $106,282 and $82,686, respectively, for the years ended December 31, 2018 and 2017)	151,273	198,201	216,670	961,205	390,112
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended December 31, 2018, December 31, 2017 and September 30, 2018 and $0 and $0, respectively, for the years ended December 31, 2018 and 2017)	240	707	1,425	5,885	1,408
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $3,136, $2,790 and $4,183, respectively, for the three months ended December 31, 2018, December 31, 2017 and September 30, 2018 and $13,512 and $9,389, respectively, for the years ended December 31, 2018 and 2017)	28,797	33,290	29,470	126,714	91,049
Selling, general and administrative	14,283	26,931	(45,761)	71,199	48,405
Selling, general and administrative - related parties	500	495	437	1,898	1,481
Depreciation, depletion, amortization and accretion	30,159	27,770	32,015	119,877	92,124
Impairment of long-lived assets	4,086	4,146	4,582	8,855	4,146
Total cost and expenses	229,338	291,540	238,838	1,295,633	628,725
Operating income	48,860	77,423	145,205	394,451	62,771

OTHER (EXPENSE) INCOME
Interest expense, net	(533)	(1,381)	(458)	(3,187)	(4,310)
Bargain purchase gain, net of tax	—	—	—	—	4,012
Other, net	(1,122)	28	(400)	(2,036)	(677)
Total other expense	(1,655)	(1,353)	(858)	(5,223)	(975)
Income before income taxes	47,205	76,070	144,347	389,228	61,796
(Benefit) provision for income taxes	(21,002)	10,155	74,835	153,263	2,832
Net income	$68,207	$65,915	$69,512	$235,965	$58,964

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment, net of tax of $212, ($167) and ($87), respectively, for the three months ended December 31, 2018, December 31, 2017 and September 30, 2018 and $397 and $645, respectively, for the years ended December 31, 2018 and 2017	(961)	(482)	327	(1,420)	555
Comprehensive income	$67,246	$65,433	$69,839	$234,545	$59,519

Net income per share (basic)	$1.52	$1.48	$1.55	$5.27	$1.42
Net income per share (diluted)	$1.51	$1.48	$1.54	$5.24	$1.42
Weighted average number of shares outstanding (basic)	44,845	44,579	44,756	44,750	41,548
Weighted average number of shares outstanding (diluted)	45,048	44,683	45,082	45,021	41,639
Dividends declared per share	$0.125	—	$0.125	$0.25	—

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income	$235,965	$58,964
Adjustments to reconcile net income to cash provided by operating activities:
Equity based compensation	17,487	—
Stock based compensation	5,425	3,741
Depreciation, depletion, accretion and amortization	119,877	92,124
Amortization of coil tubing strings	2,193	2,855
Amortization of debt origination costs	387	399
Bad debt expense	(14,578)	16,206
Loss on disposal of property and equipment	947	69
Gain on bargain purchase	—	(4,012)
Impairment of long-lived assets	8,855	4,146
Deferred income taxes	52,226	(34,425)
Loss from equity investee	16	—
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(78,840)	(231,751)
Receivables from related parties	22,624	(1,096)
Inventories	(5,502)	(14,238)
Prepaid expenses and other assets	1,423	(7,628)
Accounts payable	(64,966)	101,725
Payables to related parties	(1,008)	1,174
Accrued expenses and other liabilities	15,445	32,968
Income taxes payable	68,692	36,395
Net cash provided by operating activities	386,668	57,616

Cash flows from investing activities:
Purchases of property and equipment	(187,285)	(132,295)
Purchases of property and equipment from related parties	(4,658)	(1,558)
Business acquisitions	(20,824)	(42,008)
Contributions to equity investee	(702)	—
Proceeds from disposal of property and equipment	1,514	907
Business combination cash acquired	—	2,671
Net cash used in investing activities	(211,955)	(172,283)

Cash flows from financing activities:
Borrowings from lines of credit	77,000	156,850
Repayments of lines of credit	(176,900)	(56,950)
Dividends paid	(11,201)	—
Repayments of equipment financing note	(292)	—
Debt issuance costs	(1,199)	—
Repayment of acquisition long-term debt	—	(8,851)
Net cash (used in) provided by financing activities	(112,592)	91,049
Effect of foreign exchange rate on cash	(133)	16
Net change in cash and cash equivalents	61,988	(23,602)
Cash and cash equivalents at beginning of period	5,637	29,239
Cash and cash equivalents at end of period	$67,625	$5,637

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2018	2017
Supplemental disclosure of cash flow information:	(in thousands)
Cash paid for interest	$3,212	$3,656
Cash paid for income taxes	$32,757	$840
Supplemental disclosure of non-cash transactions:
Acquisition of Stingray Cementing LLC and Stingray Energy Services LLC	$—	$23,091
Purchases of property and equipment included in accounts payable	$11,908	$15,038

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended December 31, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$159,610	$72,219	$8,133	$38,236	$—	$278,198
Intersegment revenues	—	560	19,273	542	(20,375)	—
Total revenue	159,610	72,779	27,406	38,778	(20,375)	278,198
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	75,486	39,601	28,796	36,427	—	180,310
Intersegment cost of revenues	—	19,787	253	308	(20,348)	—
Total cost of revenue	75,486	59,388	29,049	36,735	(20,348)	180,310
Selling, general and administrative	9,689	1,768	1,170	2,156	—	14,783
Depreciation, depletion, amortization and accretion	7,425	10,952	3,138	8,644	—	30,159
Impairment of long-lived assets	308	—	—	3,778	—	4,086
Operating income (loss)	66,702	671	(5,951)	(12,535)	(27)	48,860
Interest expense, net	82	177	40	234	—	533
Other expense, net	60	340	304	418	—	1,122
Income (loss) before income taxes	$66,560	$154	$(6,295)	$(13,187)	$(27)	$47,205

Three months ended December 31, 2017	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$209,229	$111,244	$21,779	$26,711	$—	$368,963
Intersegment revenues	—	617	22,167	2,154	(24,938)	—
Total revenue	209,229	111,861	43,946	28,865	(24,938)	368,963
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	108,289	65,594	33,289	25,026	—	232,198
Intersegment cost of revenues	1,443	22,928	373	159	(24,903)	—
Total cost of revenue	109,732	88,522	33,662	25,185	(24,903)	232,198
Selling, general and administrative	20,365	2,810	1,875	2,376	—	27,426
Depreciation, depletion, amortization and accretion	1,805	13,590	2,791	9,584	—	27,770
Impairment of long-lived assets	—	—	324	3,822	—	4,146
Operating income (loss)	77,327	6,939	5,294	(12,102)	(35)	77,423
Interest expense, net	168	599	107	507	—	1,381
Other (income) expense, net	(4)	2	(40)	14	—	(28)
Income (loss) before income taxes	$77,163	$6,338	$5,227	$(12,623)	$(35)	$76,070

Three months ended September 30, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$237,052	$93,360	$18,742	$34,889	$—	$384,043
Intersegment revenues	—	809	18,268	781	(19,858)	—
Total revenue	237,052	94,169	37,010	35,670	(19,858)	384,043
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	128,267	55,490	29,470	34,338	—	247,565
Intersegment cost of revenues	37	19,002	546	263	(19,848)	—
Total cost of revenue	128,304	74,492	30,016	34,601	(19,848)	247,565
Selling, general and administrative	(54,200)	4,508	1,618	2,750	—	(45,324)
Depreciation, depletion, amortization and accretion	6,591	12,720	4,184	8,520	—	32,015
Impairment of long-lived assets	—	143	—	4,439	—	4,582
Operating income (loss)	156,357	2,306	1,192	(14,640)	(10)	145,205
Interest expense, net	159	150	37	112	—	458
Other expense, net	181	2	199	18	—	400
Income (loss) before income taxes	$156,017	$2,154	$956	$(14,770)	$(10)	$144,347

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year ended December 31, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$1,082,371	$362,491	$100,816	$144,406	$—	$1,690,084
Intersegment revenues	—	7,001	67,459	5,516	(79,976)	—
Total revenue	1,082,371	369,492	168,275	149,922	(79,976)	1,690,084
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	608,017	223,296	126,714	135,777	—	1,093,804
Intersegment cost of revenues	2,583	70,365	6,103	898	(79,949)	—
Total cost of revenue	610,600	293,661	132,817	136,675	(79,949)	1,093,804
Selling, general and administrative	27,126	29,761	6,218	9,992	—	73,097
Depreciation, depletion, amortization and accretion	20,516	51,487	13,519	34,355	—	119,877
Impairment of long-lived assets	308	143	—	8,404	—	8,855
Operating income (loss)	423,821	(5,560)	15,721	(39,504)	(27)	394,451
Interest expense, net	423	1,171	234	1,359	—	3,187
Other expense, net	573	434	525	504	—	2,036
Income (loss) before income taxes	$422,825	$(7,165)	$14,962	$(41,367)	$(27)	$389,228

Year ended December 31, 2017	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$224,425	$277,326	$90,023	$99,722	$—	$691,496
Intersegment revenues	—	2,026	27,014	2,527	(31,567)	—
Total revenue	224,425	279,352	117,037	102,249	(31,567)	691,496
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	120,117	183,089	91,049	88,314	—	482,569
Intersegment cost of revenues	1,443	28,147	1,731	211	(31,532)	—
Total cost of revenue	121,560	211,236	92,780	88,525	(31,532)	482,569
Selling, general and administrative	21,606	9,501	8,190	10,589	—	49,886
Depreciation, depletion, amortization and accretion	3,185	45,413	9,394	34,132	—	92,124
Impairment of long-lived assets	—	—	324	3,822	—	4,146
Operating income (loss)	78,074	13,202	6,349	(34,819)	(35)	62,771
Interest expense, net	241	1,622	679	1,768	—	4,310
Bargain purchase gain	—	—	(4,012)	—	—	(4,012)
Other expense, net	6	129	211	331	—	677
Income (loss) before income taxes	$77,827	$11,451	$9,471	$(36,918)	$(35)	$61,796

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, public offering costs, equity based compensation, stock based compensation, bargain purchase gain, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income:	2018	2017	2018	2018	2017
Net income	$68,207	$65,915	$69,512	$235,965	$58,964
Depreciation, depletion, accretion and amortization expense	30,159	27,770	32,015	119,877	92,124
Impairment of long-lived assets	4,086	4,146	4,582	8,855	4,146
Acquisition related costs	61	51	99	191	2,506
Public offering costs	(10)	—	260	982	—
Equity based compensation	—	—	—	17,487	—
Stock based compensation	1,094	1,093	1,415	5,425	3,741
Bargain purchase gain	—	—	—	—	(4,012)
Interest expense, net	533	1,381	458	3,187	4,310
Other expense (income), net	1,122	(28)	400	2,036	677
(Benefit) provision for income taxes	(21,002)	10,155	74,835	153,263	2,832
Adjusted EBITDA	$84,250	$110,483	$183,576	$547,268	$165,288

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income:	2018	2017	2018	2018	2017
Net income	$141,875	$47,873	$78,405	$319,940	$48,537
Depreciation and amortization expense	7,425	1,805	6,591	20,516	3,185
Impairment of long-lived assets	308	—	—	308	—
Acquisition related costs	61	8	—	58	98
Public offering costs	(10)	—	123	473	—
Stock based compensation	470	316	555	2,089	345
Interest expense	82	168	159	423	241
Other expense (income), net	60	(4)	181	573	6
(Benefit) provision for income taxes	(75,315)	29,290	77,612	102,885	29,290
Adjusted EBITDA	$74,956	$79,456	$163,626	$447,265	$81,702

Pressure Pumping Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income (loss)	$154	$6,338	$2,154	$(7,165)	$11,451
Depreciation and amortization expense	10,952	13,590	12,720	51,487	45,413
Impairment of long-lived assets	—	—	143	143	—
Acquisition related costs	—	—	6	39	1
Public offering costs	—	—	62	264	—
Equity based compensation	—	—	—	17,487	—
Stock based compensation	318	438	423	1,612	1,641
Interest expense	177	599	150	1,171	1,622
Other expense, net	340	2	2	434	129
Adjusted EBITDA	$11,941	$20,967	$15,660	$65,472	$60,257

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net (loss) income	$(6,295)	$5,263	$956	$14,962	$9,474
Depreciation, depletion, accretion and amortization expense	3,138	2,791	4,184	13,519	9,394
Impairment of long-lived assets	—	324	—	—	324
Acquisition related costs	—	42	—	(38)	2,163
Public offering costs	—	—	49	144	—
Stock based compensation	181	184	211	783	708
Bargain purchase gain	—	—	—	—	(4,012)
Interest expense	40	107	37	234	679
Other expense (income), net	304	(40)	199	525	211
Benefit for income taxes	—	(36)	—	—	(4)
Adjusted EBITDA	$(2,632)	$8,635	$5,636	$30,129	$18,937

Other Services(a)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net (loss) income	$(67,500)	$6,476	$(11,993)	$(91,745)	$(10,464)
Depreciation and amortization expense	8,644	9,584	8,520	34,355	34,132
Impairment of long-lived assets	3,778	3,822	4,439	8,404	3,822
Acquisition related costs	—	1	93	132	244
Public offering costs	—	—	26	101	—
Stock based compensation	125	155	226	941	1,047
Interest expense, net	234	507	112	1,359	1,768
Other expense, net	418	14	18	504	331
Provision (benefit) for income taxes	54,313	(19,099)	(2,777)	50,378	(26,454)
Adjusted EBITDA	$12	$1,460	$(1,336)	$4,429	$4,426

a.
Includes results for Mammoth's contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations services and corporate related activities. The Company's corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Earnings per Share

Adjusted net income and adjusted earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges that may not be indicative of the Company's ongoing operating results, such as equity based compensation, that may not be indicative of the Company's ongoing operating results. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for net income and earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net income and adjusted earnings per share to the GAAP financial measures of net income and earnings per share for the periods specified.

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
	(in thousands, except per share amounts)
Net income, as reported	$68,207	$65,915	$69,512	$235,965	$58,964
Equity based compensation	—	—	—	17,487	—
Adjusted net income	$68,207	$65,915	$69,512	$253,452	$58,964

Basic earnings per share, as reported	$1.52	$1.48	$1.55	$5.27	$1.42
Equity based compensation	—	—	—	0.39	—
Adjusted basic earnings per share	$1.52	$1.48	$1.55	$5.66	$1.42

Diluted earnings per share, as reported	$1.51	$1.48	$1.54	$5.24	$1.42
Equity based compensation	—	—	—	0.39	—
Adjusted diluted earnings per share	$1.51	$1.48	$1.54	$5.63	$1.42

After Tax Return on Invested Capital

After tax return on invested capital is a supplemental non-GAAP measure that is used by management to evaluate the Company's performance. Mammoth defines after tax return on invested capital as net income divided by total capital employed, which is the average of ending debt and equity for the last two years. Management believes after tax return on invested capital is a useful measure of how effectively the Company uses capital to generate profits and it provides additional insight for analysts and investors in evaluating the Company's financial and operating performance. After tax return on invested capital should not be considered in isolation or as a substitute for financial measures reported in accordance with GAAP. The following table provides the calculation of after tax return on invested capital using the GAAP financial measures of net income, total debt and total equity.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Twelve Months Ended
	December 31,
	2018	2017	2016
	(in thousands)
Net income	$235,965	$58,964
Capital Employed
Total debt	$—	$99,900	$—
Total equity	754,052	507,796	422,781
Total capital employed	$754,052	$607,696	$422,781

Average capital employed(a)	$680,874	$515,239
After tax return on invested capital(b)	35%	11%

a.	Average capital employed is the average of total capital employed as of end of the period and end of the prior period.

b.	After tax return on invested capital is the ratio of net income for the period to average capital employed.